Exhibit 8(a)(1)

                               CUSTODIAN AGREEMENT

     THIS AGREEMENT made as of August 22, 1988 between Scudder Mutual Funds, Inc., a corporation under the laws of Maryland with its principal place of business at 175 Federal Street, Boston, Massachusetts (hereinafter called the "Fund"), and The First National Bank of Boston, a national banking association with its principal place of business in Boston, Massachusetts (hereinafter called "Custodian").

     WHEREAS, the Fund desires that the securities, precious metals or negotiable receipts representing ownership of precious metals (hereinafter "precious metals receipts") and cash (unless otherwise designated, hereinafter referred to collectively as "Assets") of its one investment fund, Scudder Gold Fund (the "Portfolio"), shall be hereafter held and administered by Custodian as the Fund's agent pursuant to the terms of this Agreement; and

     WHEREAS, the Custodian, directly and through its sub-custodian network, provides services in the ordinary course of its business which will meet the Fund's needs as provided for hereinafter;

     NOW THEREFORE in consideration of the mutual promises herein made, the Fund and Custodian agree as follows:

Section 1. Definitions.

     "Bank" shall mean a bank as defined in Section 2(a)5 of the Investment Company Act of 1940, as amended (the "1940 Act").

     "Security" shall mean security as defined in Section 2(1) of the Securities Act of 1933, as amended, and, unless otherwise indicated herein, shall mean both U.S. and "foreign securities", as the latter term is defined in Rule 17f-5 under the 1940 Act.

     "Proper Instructions" as used throughout this Agreement shall mean a writing signed or initialed by one or more persons as the Board of Directors of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered "Proper Instructions" if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing and in no event later than one Business Day, which shall mean a day other than a Saturday or Sunday on which the Custodian is open for custody business. If authorized by the Board of Directors of the Fund, as evidenced by a certificate of the Secretary or an Assistant Secretary of the Fund and accompanied by a description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices. Such communications shall be confirmed by the Fund in writing which may include a tested telex.

Section 2.  Custodian as Agent.

     The Custodian is authorized to act under the terms of this Agreement as the Fund's agent and shall be representing the Fund whenever acting within the scope of the Agreement. The Custodian is authorized further to appoint sub-custodians from time to time to carry out some or all of the duties which the Custodian is authorized to perform hereunder; provided, however, that the appointment of any sub-custodian shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

     The Custodian acknowledges that additional portfolios of the Fund may be established and that such portfolios, including the Portfolio, may be terminated, from time to time by action of the Board of Directors of the Fund. If the context requires and unless otherwise specifically provided herein, the term "Fund" as used in this Agreement shall mean, in addition to the Portfolio, each subsequently created separate portfolio as the Board of Directors of the Fund shall designate at its discretion and as to which such Board shall have appointed the Custodian as Custodian and as to which the Custodian shall have accepted such appointment.

Section 3.  Names, Titles and Signatures of Fund's Officers.

     The Secretary or any Assistant Secretary of the Fund will certify to the Custodian a list containing the names, titles, and signatures of those persons authorized to sign or give Proper Instructions ("Authorized Persons"). Said Secretary or Assistant Secretary, or his or her successor, will provide the Custodian promptly with any changes to such list which may occur from time to time.

     The Custodian is authorized to rely and act upon Proper Instructions from any person or persons (if more than one, so indicated) who are Authorized Persons. The Fund will provide the Custodian with a list of authenticated specimen signatures of Authorized Persons and will promptly incorporate any changes to such list as may occur from time to time. Should the Fund fail to inform the Custodian that an Authorized Person has ceased to be an Authorized Person, the Custodian shall be entitled to rely upon the signature of that person as if such person were still an Authorized Person, until notified to the contrary by the Fund.

     The Custodian is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any Authorized Person, regardless of whether such instructions shall in fact have been authorized or given by any of such persons; provided, that, (a) the Custodian and the Fund shall have previously agreed in writing upon the means of transmission and the method of identification for such instructions; (b) the Custodian has not been notified by the Fund to cease to recognize such means and methods, and (c) such means and methods have in fact been used.

     If the Fund should so choose to have dial-up or other means of direct access to the Custodian's accounting system for securities in custodial accounts, the Custodian is also authorized to rely and act upon any instructions received by the Custodian through the terminal device, regardless of whether such instructions shall in fact have been given or authorized by the Fund provided that such instructions are accompanied by passwords which have been mutually agreed to in writing by the Custodian and the Fund and the Custodian has not been notified by the Fund to cease to recognize such passwords.

     Where dial-up or other direct means of access to the Custodian's accounting system for cash or securities is utilized, the Fund agrees to indemnify the Custodian and hold it harmless from and against any and all liabilities, losses, damages, costs, reasonable counsel fees, and other reasonable expenses of every nature suffered or incurred by the Custodian by reason of or in connection with the improper use, unauthorized use and misuse by the Fund or its employees of any terminal device with access to the Custodian's Accounting System for Securities in Custodial Accounts, unless such losses, damages, costs and expenses, result from the negligence of the Custodian, its employees, sub-custodians, or agents.

Section 4. Receipt and Disbursement of Money.

     A. The Custodian shall open and maintain a separate account or accounts in the name of the Fund (the "Account"), subject to debit only by a draft or order by Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such Account, subject to the provisions hereof, all cash received by it from or for the account of the Fund.

          1. The Custodian shall debit or credit the Account, as the case may be, only (a) for the purchase of securities for the Portfolio upon the delivery (which term shall include "transfer" as that term is used with respect to "book-entry" securities) of such securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 8, below (it being understood and agreed that, in any and every case when payment for the purchase of securities for the account of the Portfolio (or any other portfolio which is part of the Fund) is made by the Custodian in advance of delivery to it of the securities purchased, in the absence of Proper Instructions to so pay in advance, the Custodian shall be absolutely liable for such securities to the same extent as if the securities had been actually delivered to the Custodian, provided, however, that in connection with any repurchase agreement transaction in which the selected securities are to be delivered in "book-entry" form to the account of the Custodian at the Federal Reserve Bank of Boston (the "Fed"), the Custodian conclusively may rely on any communication from the Fed that such securities have been so delivered); (b) for the purchase of precious metals or precious metals receipts upon delivery of such precious metals or precious metals receipts to the Custodian or a sub-custodian; (c) for the purchase or redemption of shares of the capital stock of the Fund, (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to the Custodian; (e) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including without limitation thereto, fees for legal, accounting and auditing services); (f) for payments in connection with the return of the cash collateral received in connection with securities lent by the Fund; or (g) for other proper Fund purposes.

          2. The Custodian conclusively may rely upon receipt of a written or oral request from an Authorized Person requesting such payment and stating that it is for a purpose permitted under the terms of this subsection A. Any oral request shall be confirmed in writing (which may include a tested telex) within one business day. Any discrepancy between such oral request and written confirmation shall be resolved in favor of the oral request upon which the Custodian relied.

          3. In respect of item 1(g), the Custodian shall receive, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or, if applicable, of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. The Custodian may rely on an oral request from an Authorized Person and his or her representation that such payment is for an authorized corporate purpose and that the documents provided for herein will be forthcoming within twenty-four (24) hours of such oral request. Receipt of Proper Instructions or written or oral notice from an Authorized Person shall be deemed to establish that payment of cash pursuant to such order is for a valid corporate purpose. In the event that a payment which the Fund has declared to be for a valid corporate purpose, pursuant to the above, is not in fact for a valid corporate purpose, the Fund will indemnify and hold the Custodian harmless from any and all taxes, charges, expenses, assessments, claims and liabilities which the Custodian may incur in conjunction with such payment.

     B. The Custodian is hereby authorized to (a) collect on a timely basis all income and other payments with respect to securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and to credit such income to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian is hereby authorized to (a) detach and present for payment all coupons and other income items requiring presentation as and when they become due, (b) collect interest when due on securities held hereunder and (c) endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

Section 5. Receipt of Assets

     The Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all Assets received by it from or for the account of the Fund. All such Assets are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Assets, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in
Section 7 of this Agreement.

     The Custodian may make arrangements with Depository Trust Company ("DTC") and other depositories, including the Federal Reserve Bank and qualifying foreign sub-custodians as provided for in Section 6 hereof, for the central handling of securities, whereby certain securities of the Fund may be deposited for the purpose of allowing transactions to be made by bookkeeping entry without physical delivery of such securities, subject to such restrictions as may be agreed upon by the Custodian and the Fund. The securities held by the Custodian shall be held with the same degree of care exercised by the Custodian with respect to its own securities. The Custodian shall immediately commence procedures to replace securities lost due to robbery, burglary or theft while such securities are within its control or that of its agents or employees upon discovery of such loss.

Section 6.  Foreign Sub-Custodians.

     (a) In the event the Custodian places Assets pursuant to this Agreement and pursuant to approval by the Board of Directors of the Fund in accordance with
Section 17(f) of the 1940 Act and Rule 17f-5 thereunder, with any foreign sub-custodian, the Custodian agrees that it shall place the Assets only with those foreign sub-custodians which either satisfy the requirements of "eligible foreign custodian" under Rule 17f-5, or with respect to which exemptive relief or a no-action determination has been granted by the U.S. Securities and Exchange Commission from the requirements of Section 17(f). The Custodian agrees further that in placing Assets with and in entering into sub-custodian agreements with such foreign sub-custodians, the sub-custodial agreement shall provide, either directly to the Fund or indirectly to the Fund through the Custodian, that: (i) the Fund will be adequately indemnified and the Assets so placed adequately insured in the event of loss, as provided in part (b) of this section, (ii) the Assets will not be subject to any right, charge security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors except a claim for payment for their safe custody or administration,
(iii) beneficial ownership of the Assets will be freely transferable without payment of money or value other than for safe custody or administration, (iv) adequate records will be maintained identifying the Assets as belonging to the Fund, (v) the Fund's independent public accountants will either be given access to those records or the confirmation of the contents of those records; and (vi) the Fund will receive periodic reports with respect to the safekeeping of the Assets, including but not necessarily limited to, notification of any transfer to or from the Fund's Account.

     (b) With respect to any Assets to be placed with foreign sub-custodians pursuant to this section, the Custodian commits that it shall obtain Bankers Blanket Bond or similar insurance for losses incurred as a result of such sub-custodial arrangements. Within the normal course of business, the Custodian shall also seek to ensure that all such sub-custodians carry comparable Bankers Blanket Bond or similar insurance.

     (c) The Fund authorizes the Custodian to release any and all information regarding Assets placed with foreign sub-custodians hereunder as may be required by court order of a court within the United States.

Section 7.  Transfer, Exchange, Redelivery of Securities.

     The Custodian or sub-custodian or any agent thereof shall have sole power to release or deliver any Assets of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver Assets held by it hereunder only (a) for sales of securities for the account of the Fund in accordance with "New York Street Practice", (b) when securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, pursuant to their terms; (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of capital stock of the Fund upon delivery thereof to Custodian or the Transfer Agent of the Fund; (i) for the purpose of tendering shares; (j) for the purpose of delivering securities lent by the Fund, or (k) for sales of precious metals and precious metals receipts, or (1) for other proper Fund purposes. As to any deliveries made by Custodian pursuant to items (b), (d), (e), (f), (g),
(h) and (i), securities or cash receivables in exchange therefor shall be deliverable to the Custodian. The Custodian may rely upon Proper Instructions relating thereto as provided for in Sections 3 and 4 above.

Section 8. The Custodian's Acts without Instructions.

     Unless and until the Custodian receives instructions to the contrary, the Custodian shall:

     (a) present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the Account; (b) collect interest and cash dividends received, provide notice to the Fund of receipts, and deposit to the Account; (c) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by the Custodian under the terms of this Agreement; and (d) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of securities held by foreign sub-custodians, the laws of the jurisdiction in which such securities are held, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

Section 9  Options and Futures Transactions

     a.   Puts and Calls Traded on Securities Exchanges, NASDAQ or
          Over-the-Counter

          1. The Custodian shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement between the Custodian, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, or (ii) alternatively, in accordance with Section 10 as to covered call options written by the Fund.

          2. The Custodian shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option to the broker for exercise unless it receives Proper Instructions from the Fund. The Custodian shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account as described in sub-paragraph c of this
Section 9. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account as described in sub-paragraph c of this Section 9 is sufficient to protect such broker of the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has expired or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

     b.   Puts, Calls and Futures Traded on Commodities Exchanges

          1. The Custodian shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund. the Custodian and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

          2. The responsibilities and liabilities of the Custodian as to Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in sub-paragraph (a) (2) of this Section 9 as if such sub-paragraph referred to Futures Commission Merchants rather than brokers, and Futures, puts and calls traded on commodities exchanges instead of options.

     c.   Segregated Account

     The Custodian shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred cash and/or securities including securities maintained in an Account by the Custodian pursuant to Section 4 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered National Securities Exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Fund, and (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund, and (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors of the Fund, or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

Section 10.  Escrow Receipts and Deposit Forms

     Upon receipt of instructions from an Authorized Person to do so, Custodian will execute, or cause a sub-custodian or depository to execute, an escrow receipt relating to a call option written by the Fund and will deliver such escrow receipt against receipt of payment of the premium therefor or, in the case of call option contracts issued by the Options Clearing Corporation ("OCC"), an escrow deposit form of OCC pursuant to the Escrow Deposit Agreement in effect from time to time between the Custodian and OCC. Such aforesaid instruction shall contain all information necessary for the issuance of such receipt or deposit form and will authorize the deposit of the securities specified therein into an escrow account which will be held by Custodian or a depository subject to the terms of such escrow receipt or deposit form. However, Custodian agrees that it will not deliver or cause a depository to deliver any securities deposited in an escrow account pursuant to an exercise notice unless Custodian has received Proper Instruction to do so or (i) Custodian has duly requested the issuance of such instruction; (ii) at least two business days have elapsed since the receipt of such request by the Fund; and (iii) the Fund has not advised Custodian that it has purchased securities that are to be delivered pursuant to the exercise notice. The Fund agrees that it will not issue an instruction which shall conflict with the terms of any escrow receipt executed by Custodian or any depository in relation to the Fund which is then in effect. Custodian need not maintain any written evidence of any call written by the Fund as part of its duties under this Agreement. The Fund may write calls on securities ("underlying securities") which are not owned by the Fund and issue an instruction to Custodian to execute or cause a depository to execute, an escrow receipt or deposit form on securities ("convertible securities") which are, or are to be, owned by the Fund and are convertible into the underlying securities.

     In such event, any instruction as to the execution of the escrow receipt or deposit form will relate only to such convertible securities but any instruction as to the delivery of such securities may direct Custodian to convert the same.

Section 11.  Registration of Assets

     Except as otherwise directed by Proper Instructions, the Custodian shall register all Assets, except such as are in bearer form, in the name of the Fund or a registered nominee of the Fund or a registered nominee of the Custodian or sub-custodian. Securities deposited with DTC may be registered in the nominee name of DTC. The Custodian shall execute and deliver all such certificates in connection therewith as may be required by the applicable provisions of the Internal Revenue Code, the laws of any State or territory of the United States, or, in the case of securities placed with foreign sub-custodians, the laws of the jurisdiction in which such securities are held. The Custodian shall use its best efforts to the end that the specific Assets held by it hereunder shall be at all times identifiable in its records.

     The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

Section 12.  Voting and Other Action.

     Neither the Custodian nor any nominee of the Custodian or of DTC shall vote any of the securities held hereunder by or for the account of the Fund except in accordance with the instructions contained in an Officers' Certificate.

     The Custodian shall deliver or have delivered to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

     With respect to securities deposited with DTC or any other depository, including a foreign sub-custodian, as provided for in section 6 hereof, where such securities may be registered in the nominee name of DTC, or other such depository, the Custodian shall request that the nominee shall not vote any of such deposited securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto unless instructed to do so by the Custodian following receipt by the Custodian of Proper Instructions.

Section 13.  Transfer Tax and Other Disbursements.

     The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of Assets made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement, as required by U.S. law or the laws of the jurisdiction in which the Assets are held, as the case may be.

     The Custodian shall execute and deliver such certificates in connection with Assets delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Assets.

Section 14.  Compensation and the Custodian's Expenses.

     The Custodian shall be compensated for its services hereunder according to the Fee Schedule set forth in Exhibit A hereof.

     The Fund agrees to indemnify and hold harmless the Custodian and its employees, sub-custodians, agents and nominees from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys' fees) incurred or assessed against them in connection with the performance of the Agreement, except such as may arise from their own negligence. Without limiting the generality of the foregoing, the Custodian shall be liable to the Fund with respect to Assets held by a sub-custodian, if and only to the extent that such sub-custodian is liable to the Custodian. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligence, any property at any time held for the account of the Fund shall be security therefor.

     The foregoing notwithstanding, the Custodian will in no event be liable for any loss resulting from the acts, omissions, lack of financial responsibility, or failure to perform its obligation of any person or organization designated by the Fund to be an authorized agent of the Fund as a party to any transaction.

     Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will not relieve it from any liability hereunder as to the particular item for Which indemnification is then being sought, unless such omission is a result of the failure to exercise reasonable care on the part of the indemnified party.

     In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to assume the defense thereof with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. The foregoing notwithstanding, the Custodian will in no event be liable for any loss resulting from the acts, omissions, lack of financial responsibility, or failure to perform its obligations of any person or organization designated by the Fund to be the authorized agent of the Fund as a party to any transaction.

Section 15.  Reports by the Custodian.

     a) The Custodian shall furnish the Fund daily with a statement of all transactions and entries for the Account of the Fund. The Custodian shall furnish the Fund with such reports covering Assets held by it or under its control as may be agreed upon from time to time. The Custodian shall create and maintain records relating to its activities under this Agreement in such manner as will permit the Fund to meet the usual and ordinary obligations of an investment company with respect to such activities under the Investment Company Act of 1940, as amended, including under Section 31 thereof and Rules 31a-l and 31a-2 thereunder, and under such federal and state tax laws and other laws or administrative rules or procedures which may be applicable to a fund generally, which have been specifically identified to the Custodian in writing by the Fund from time to time and which would be usual and appropriate for a custodian performing custodial services for an investment company established under and regulated pursuant to the aforesaid Act. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times and upon reasonable notice to the Custodian, by duly authorized officers, employees or agents of and auditors employed by the Fund. All such books and records shall be the property of the Fund (and such other persons as the Fund may designate from time to time) and the Custodian shall forthwith upon the Fund's request, turn over to the Fund and cease to retain in its files, records and documents created and maintained by the Custodian pursuant to this Agreement, which are no longer needed by the Custodian in the performance of its services; provided, however, the Custodian in its discretion may make and retain copies of any and all such records and documents which it determines appropriate or for its protection.

     b) The Custodian shall take, as the Fund may from time to time reasonably request, such reasonable actions, to permit the Fund to obtain from the Fund's independent accountants unqualified opinions with respect to the Custodian1s activities hereunder, in connection With the preparation of the Fund's Form N-1A, Form N-SAR or other reports to the Securities and Exchange Commission.

     C) The Custodian during the course of this Agreement shall provide the Fund, at such times as the Fund from time to time may reasonably request, with reports which may have been prepared by the Custodian's independent public accountants in the ordinary course of business on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a securities system, relating to the services provided by the Custodian under this Agreement and which include a description of any material inadequacies disclosed by such examination.

Section 16.  Termination of Assignment.

     This Agreement may be terminated by the Fund, or by the Custodian, on ninety (90) days' notice, given in writing and sent by registered mail to the Custodian or the Fund as the case may be. Any termination date is to be no earlier than six months from the date of this Agreement. Upon termination of this Agreement, pending appointment of a successor to the Custodian, the Custodian shall not deliver Assets of the Fund to the Fund; however, the Custodian may, but shall not be obligated to, deliver to any Bank doing business in Boston, Massachusetts, of its own selection, having aggregate capital, surplus and undivided profits, as shown by such bank's last published report, of not less than twenty-five million dollars ($25,000,000), as the Custodian for the Fund, all securities, funds and other properties of the Fund then held by the Custodian under this Agreement to be held under terms similar to those of this Agreement. The Custodian shall not be required to make any delivery of Fund Assets until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 14 of this Agreement.

     This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.

Section 17.  Miscellaneous.

     The Custodian shall not be liable or accountable for any loss or damage resulting from war, civil war, insurrection, military or usurped powers, earthquake, storm or other disturbance of nature, or from any execution, attachment, restraint, or other process, or from the payment of any taxes or imposts asserted by any governmental authority. The Custodian shall be entitled to receive and act upon advice of counsel (which may be counsel for the Fund) and shall be without liability for any action taken or thing done in good faith in reliance upon such advice.

     Custodian has not ascertained and is not responsible or liable for the authenticity or correctness of markings on, or the weight contents or fineness of precious metals or precious metals receipts held for the account of the Fund hereunder.

     Nothing in this Agreement shall give or be construed to give any stockholder of the Fund any rights against the Custodian.

     The Custodian may at any time at its discretion appoint (and may at any time remove) any other bank, including First National Boston Clearance Corporation, or any sub-custodian, as provided hereunder, as its agent to carry out such of the provisions of this Agreement, as the Custodian may from time to time direct; provided, however, that any such agent shall be approved in writing by the Board of Director's of the Fund and that such approval shall not exempt the Custodian from using reasonable care and diligence in selecting, monitoring, and or retaining such agent or relieve the Custodian of its responsibilities or liabilities hereunder.

     In connection with the operation of this Agreement, the Fund and the Custodian may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by both parties and annexed hereto, but no such provision shall be deemed to be an amendment of this Agreement.

     This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

     This Agreement may be executed in several counterparts, each of which is an original.


                                       SCUDDER MUTUAL FUNDS, INC.


                                       By /s/ Daniel Pierce
                                          ----------------------------------
                                          Name:  Daniel Pierce
                                          Title: President


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By: /s/ S.J. Mac[Illegible]
                                          ----------------------------------
                                           Name:  S.J. Mac[Illegible]
                                           Title: Director Client Administration